As filed with the Securities and Exchange Commission on July 26, 2012
Registration No. 333-175241

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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LEADING BRANDS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1500 West Georgia Street, Suite 1800,
Vancouver, BC Canada	V6G 2Z6
(Address of Principal Executive Offices)	(Zip Code)

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Stock Option Agreements
(Full title of the plan)
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Ralph D. McRae
Chairman, President and Chief Executive Officer and Director
1500 West Georgia Street, Suite 1800
Vancouver, British Columbia Canada V6G 2Z6
(Name and address of agent for service)

604-685-5200
(Telephone number, including area code, of agent for service)

with copies of communications to:
W. Scott Wallace	J. Douglas Seppala
Haynes and Boone, LLP	DuMoulin Black LLP
2323 Victory Avenue, Suite 700	10th Floor, 595 Howe Street
Dallas, Texas 75219	Vancouver, British Columbia V6C 2T5
(214) 651-5587	(604) 687-1224

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ x ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

     Leading Brands, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-175241) solely to include as an exhibit the consent of its independent registered public accountants to the incorporation by reference of its reports on the financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended February 29, 2012.

     Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, there is no change to any information contained in the Registration Statement on Form S-8 (File No. 333-175241) filed with the Securities and Exchange Commission on June 30, 2011.

Item 8.	Exhibits

     Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on July 26, 2012.

LEADING BRANDS, INC.

/s/ Ralph D. McRae
By: Ralph D. McRae
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Ralph D. McRae	*
Ralph D. McRae, July 26, 2012	James Corbett, July 26, 2012
Chairman and Chief Executive Officer (Principal Executive	Director
Officer)

*	*
Darryl R. Eddy, July 26, 2012	Stephen K. Fane, FCA, July 26, 2012
Director	Director

*	*
R. Thomas Gaglardi, July 26, 2012	Dallyn Willis, July 26, 2012
Director	Chief Financial Officer (Principal Financial Officer)

* By: /s/ Ralph D. McRae
Ralph D. McRae, Attorney-in-Fact

EXHIBIT INDEX

23.1	Consent of BDO Canada LLP.

24.1	Power of Attorney (incorporated by reference from Exhibit 24.1 to the Form S-8 (File No. 333-175241), filed with the Securities and Exchange Commission on June 30, 2011).